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                                                                    EXHIBIT 10.5


 License and Services Agreement dated as of December 19, 1997, between Medirisk of Illinois, Inc. and HEALTHSOUTH Corporation



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                                 [MEDIRISK LOGO]

                    FORMATIONS(SM) CLINICAL OUTCOMES SYSTEMS

                         LICENSE AND SERVICES AGREEMENT


         THIS LICENSE AND SERVICES AGREEMENT is made and entered into as of the 19th day of December 1997, by and between MEDIRISK OF ILLINOIS, INC., an Indiana corporation ("Medirisk"), and HEALTHSOUTH CORPORATION, a Delaware corporation ("Licensee").


                                   BACKGROUND:

         Medirisk has developed proprietary systems (collectively, the "Systems," as more particularly hereinafter defined), whereby Medirisk compiles and analyzes various types of information supplied to Medirisk by its customers concerning the healthcare-related services and programs offered by each such customer, and provides to each such customer reports and other materials which allows the customer to compare the efficiency and effectiveness of the outcome of its services and programs against national norms and/or its own performance at its various facilities. Licensee desires to license from Medirisk for its use certain products and services which constitute or are a part of the Systems. In addition, as a material inducement to Licensee to enter into this Agreement, Medirisk represents and warrants to Licensee that the Systems have been determined by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") to meet the initial criteria for inclusion in JCAHO's future accreditation process and have been included in JCAHO's initial list of acceptable clinical performance measurement systems for use in meeting JCAHO accreditation requirements for healthcare organizations. Medirisk is committed to meeting future criteria established by JCAHO in this regard. JCAHO requires that organizations seeking JCAHO accreditation select clinical performance measures that together represent at least 20% of the organization's identified patient population, and that in future years the requirements for the number of measures and the percentage of the represented population will increase. Medirisk has created various Performance Measures (the "Measures") which correspond to the Instruments (as hereinafter defined) that comprise the Systems. Licensee desires to obtain JCAHO accreditation for each of its Applicable Facilities (as hereinafter defined), and to use one or more of the Measures for clinical performance measurement purposes in this regard.

         Medirisk acknowledges that due to Licensee's size and the volume and breadth of services which Medirisk has previously provided to Licensee, Licensee and Medirisk have been and will continue to be in a unique client-provider relationship. In this regard, the overall scope of services to be performed for Licensee are also unique to Licensee, and the parties have entered into the attached Statement of Work to better describe the undertakings of both parties under this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual undertakings of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.0 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings given thereto:

         1.1 APPLICABLE FACILITY. The term "Applicable Facility" shall refer to each facility of Licensee for which a completed and fully signed Facility Enrollment Confirmation has been submitted to Medirisk.

         1.2 APPLICABLE INSTRUMENT. The term "Applicable Instrument" shall refer to each Clinical Ratings Instrument which comprises a portion of the Selected System and which has been identified in the Facility Enrollment Confirmation in question to be available for use at the corresponding Applicable Facility.


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         1.3      CERTIFICATION PROGRAM. The term "Certification Program" shall collectively refer to the training program controlled and managed by Medirisk and used only for Medirisk's purposes, that purpose being to ensure that the Systems' Instruments and rating guidelines are understood and uniformly applied by Licensee's Certified Raters.

         1.4 CERTIFIED RATERS. The term "Certified Raters" shall have the meaning given thereto in Section 8.2 hereof.

         1.5 CLINICAL RATINGS INSTRUMENTS. The term "Clinical Rating Instruments" shall collectively refer to a method for monitoring and rating patient conditions in facility or home treatment programs and encompasses Instruments which, as indicated in Section 2.0 hereof, may or may not be proprietary to Medirisk.

         1.6 DATA COLLECTION FORMS. The term "Data Collection Forms" shall collectively refer to the optical scan sheets designed by Medirisk for use by Licensee's Certified Raters to document and submit data to Medirisk for compilation and analysis.

         1.7 EFFECTIVE DATE. The "Effective Date" of this Agreement shall be the date first set forth above.

         1.8 FACILITY ENROLLMENT CONFIRMATION. The term "Facility Enrollment Confirmation" shall refer to the confirmation document to be prepared by Medirisk following submission by Licensee of each Facility Enrollment Form (with respect to the particular facility of Licensee referenced therein) and to then be signed by representatives of Licensee's corporate office and of the facility, respectively, and returned to Medirisk, all as more particularly set forth in Section 2.3 hereof.

         1.9 FACILITY ENROLLMENT FORM. The term "Facility Enrollment Form" shall refer to the form to be provided by Licensee to Medirisk pursuant to Section 2.3 hereof, indicating, among other things, Licensee's selection of: (i) each particular facility of Licensee to be covered under the license granted hereunder; (ii) which Clinical Ratings Instruments comprising a portion of the Selected System are to be available for use at such facility; and (iii) which certification program offered by Medirisk is to be provided to the personnel at such facility for each such Instrument. The form of the Facility Enrollment Form is attached hereto as Exhibit "A".

         1.10 FACILITY OUTCOMES REPORT. The term "Facility Outcomes Report" shall collectively refer to reports based on Medirisk's compilation and analysis of Licensee's facility(ies) data and comparison of such data with National Norms for use by Licensee's facility(ies) in evaluating program efficiency and effectiveness.

         1.11 INSTRUMENTS. The term "Instruments" shall collectively refer to instruments of measurement utilized to provide outcomes measurements and reports, including without limitation those instruments referred to in Section 7.1 hereof. Each such instrument may be individually referred to as an "Instrument."

         1.12 JCAHO. The term "JCAHO" shall refer to the Joint Commission on Accreditation of Healthcare Organizations.

         1.13 MEASURES. The term "Measures" shall collectively refer to the list of Medirisk Performance Measures attached to Exhibit "B" to this Agreement.

         1.14 NATIONAL DATABASE OF OUTCOMES DATA. The term "National Database of Outcomes Data" shall collectively refer to the compilation of data contributed to Medirisk by its various licensees' facilities across the United States.

         1.15 NATIONAL NORMS. The term "National Norms" shall refer to Medirisk's compilations of industry norms derived from the National Database of Outcomes Data and other sources.



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         1.16     PERFORMANCE MEASURE DESIGNATION. The term "Performance Measure
         Designation" shall refer to the form to be provided by Licensee to Medirisk pursuant to Section 12.1 hereof, indicating Licensee's selection of the initial Measures to be used at each Applicable Facility. The form of the Performance Measure Designation is attached hereto as Exhibit "B".

         1.17 RATER CANDIDATE. The term "Rater Candidate" shall have the meaning given thereto in Section 8.1 hereof.

         1.18 SELECTED MEASURES. The term "Selected Measures" shall have the meaning given thereto in Section 12.1 hereof.

         1.19 SELECTED SYSTEM. The term "Selected System" shall collectively refer to those Clinical Rating Instruments indicated in the Statement of Work as having been selected by Licensee for licensing hereunder, as well as those other parts of the Systems appurtenant thereto.

         1.20 STATEMENT OF WORK. The term "Statement of Work" shall refer to that certain Statement of Work between the parties attached hereto as Attachment "A."

         1.21 SYSTEMS. The term "Systems" shall refer to the FORMATIONS(SM) Clinical Outcomes Systems, which collectively include the Clinical Rating Instruments, Training Manuals, Certification Programs, Data Collection Forms, data analysis programs, Facility Outcomes Reports, optional custom reports, National Database of Outcomes Data and National Norms.

         1.22 TRAINING MANUALS. The term "Training Manuals" shall collectively refer to all training materials, including but not limited to, material explaining the use of the Clinical Rating Instruments included in the Systems.

2.0      LICENSE.

         2.1 GRANT OF LICENSE. Medirisk hereby grants to Licensee a limited, nonexclusive, nontransferable world-wide license to use the Selected System (i) solely for Licensee's internal purposes in connection with outcomes measurements, reporting and profiling as defined in this Agreement, and (ii) for the license fees and upon the additional terms hereinafter set forth.

         2.2 DISCLAIMER. Medirisk owns all rights in and to the Instrumental Activities of Daily Living ("IADL") and Comorbid Disease Status Instruments, as well as in and to the General Rehabilitation, Medical and Orthopedic Outcomes Instruments. Notwithstanding the foregoing, no claim of rights is made to the functional independence measure or the Rancho Los Amigos Level of Cognitive Function Instrument Rating. It is hereby agreed between the parties that nothing within the scope of this Agreement and license shall be deemed a claim of proprietary rights in, or a grant of license to Licensee by Medirisk to, the functional independence measure or the Rancho Los Amigos Level of Cognitive Function Instrument Rating. Notwithstanding the foregoing, Medirisk agrees that it shall indemnify and hold Licensee harmless from and against any liability of Licensee arising out of any assertion that Licensee's utilization of the Selected System hereunder violates the proprietary rights of any third party.

         2.3 SCOPE OF LICENSE. This Agreement and license shall extend to each of Licensee's facilities for which Licensee (i) pays a license fee as required in Section 4.1 hereof and (ii) provides Medirisk with a completed Facility Enrollment Confirmation signed by both a representative of Licensee's corporate office and a representative of the facility. The Facility Enrollment Confirmation for a particular facility shall be prepared by Medirisk and sent to Licensee for review and signature after Medirisk has received from Licensee the completed Facility Enrollment Form for such facility, and shall set forth all of the pertinent information disclosed in the Facility Enrollment Form for such facility. The completed Facility Enrollment Form shall indicate which Clinical Ratings Instruments that are a part of the Selected System are to be available for use at such facility, as well as such other information as may be requested in the form. Should Licensee subsequently wish to extend this Agreement and license to apply to additional facilities of Licensee, Licensee shall pay the license fee per Applicable Facility as required in Section 4.1 hereof, provide Medirisk with a completed Facility Enrollment Form for each such additional facility, and have the resulting Facility Enrollment Confirmation reviewed, executed and returned to Medirisk.



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         2.4      DUTY NOT TO DISCLOSE. Licensee shall not transfer, provide or disclose to any third party, or allow its employees or agents to transfer, provide or disclose to any third party, any Training Manual or form provided to it by Medirisk under the license granted herein. Licensee shall not copy (whether by means of photocopying or otherwise) any Training Manuals or forms. The foregoing restrictions shall not apply where compliance with the order of a judicial or administrative authority requires such items to be so disclosed, provided that in such event Licensee shall provide Medirisk with prompt written (or if not practicable to do so, oral) notice of such action so that Medirisk may seek to obtain an appropriate protective order.

         2.5 SOURCE ACKNOWLEDGMENT. If Licensee or any facility or employee thereof reproduces or otherwise uses, in any document prepared by Licensee, for any purpose, excerpts or data from Facility Outcomes Reports or custom reports or analysis provided by Medirisk to Licensee, including but not limited to purposes of marketing, contracting, public relations, or any other external purpose, Licensee shall in such document expressly acknowledge and disclose Medirisk as the source of such information by inserting the following language in a conspicuous location in said document(s): "Certain data reproduced herein has been compiled and analyzed by Medirisk of Illinois, Inc., in connection with the author's utilization of the FORMATIONS(SM) Clinical Outcomes Systems."

         2.6 ASSIGNMENT. Neither party may assign, transfer, sell, donate, pledge as security, license or sublicense this Agreement or any of its rights or obligations hereunder, in whole or in part, by operation of law or change in control of such party or otherwise, other than to an affiliate thereof, without the prior written consent of the other party hereto; provided, however, that the foregoing restrictions on pledging as security and change in control shall not apply to Medirisk. Licensee may not rent, sublease, sell, loan, or otherwise transfer all or any of the System, except as expressly provided in this Agreement.

         2.7 SURVIVABILITY OF CERTAIN OBLIGATIONS. The obligation of Licensee under Sections 2.4, 2.5 and 2.6 hereof shall survive and remain binding upon Licensee after the termination of this Agreement.

3.0      TERM.

         3.1 INITIAL TERM OF AGREEMENT. This Agreement shall have an initial term of three (3) years, commencing 1January 1998 and expiring 31 December 2000. The foregoing expiration date shall apply to all Applicable Facilities, without extension (other than renewal as hereinafter set forth), whether currently or subsequently enrolled and regardless of the date Licensee submits a completed and fully signed Facility Enrollment Confirmation for such facility.

         3.2 RENEWAL TERMS. This Agreement shall automatically renew for successive terms of one (1) year each upon the expiration of the initial or any renewal term hereof unless written notice of nonrenewal is given by either party to the other not less than ninety (90) days prior to the initial expiration or applicable renewal date. Upon not less than one hundred fifty (150) days' written notice given prior to the initial expiration or any applicable renewal date of this Agreement, Medirisk may increase any of the fees and/or charges payable hereunder to those set forth in such notice, effective upon such initial expiration or renewal date, and should Licensee not find such increase(s) acceptable, Licensee may elect not to renew this Agreement by following the procedure set forth in this Section 3.2.

         3.3 RETURN OF LICENSED ITEMS. Upon the expiration of this Agreement (or earlier termination hereof for any reason), Licensee shall, within ten (10) days after the date of expiration or termination and receipt of a written request from Medirisk, certify to Medirisk in writing that all unused Data Collection Forms and Training Manuals such items have been destroyed and that Licensee retains none of such materials or copies therof.

4.0      LICENSE FEES AND OTHER PAYMENTS.

         4.1 LICENSE FEES. Licensee agrees to pay the annual license fees for the Selected System as set forth in Schedule 1 attached hereto.



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         4.2      [Intentionally Omitted.]

         4.3      [Intentionally Omitted.]

         4.4      [Intentionally Omitted.]

         4.5 TAXES. Any sales or excise tax due on the provision of the Selected System and/or optional products and/or services hereunder to Licensee shall be the sole responsibility of Licensee.

         4.6 PAYMENT. Fees shall be due and payable hereunder as set forth in Schedule 1 attached hereto. Except with respect to any initial payments due hereunder, Medirisk shall invoice Licensee for fees due hereunder not less than thirty (30) days prior to their respective due dates. Fees not received by such due dates will be considered late and subject to the late charge set forth in Section 4.7 hereof, notwithstanding the 30-day grace period set forth therein. With respect to any other payments due to Medirisk hereunder, payment terms are net thirty (30) days from the date of the invoice unless otherwise agreed upon in writing by Medirisk.

         4.7 LATE CHARGES. If Licensee fails to pay any amount when due and payable, and any such amount due remains outstanding for more than ten
         (10) days after written notice of nonpayment by Medirisk to Licensee, Licensee agrees that any amount not paid shall bear interest from the original due date until paid at the lesser of one and one-half (1.5%) percent per month or the highest rate allowed by applicable law. This late payment charge will not apply to any unpaid amounts relating directly to a good faith dispute between Medirisk and Licensee. However, such disputes shall not permit Licensee to withhold or offset any payments not directly related to the invoice or amount in dispute, except with respect to any amounts which Licensee may have inadvertently overpaid to Medirisk.

5.0 DISCLAIMER OF WARRANTIES. Licensee recognizes and acknowledges that the data contained in the National Database of Outcomes Data is collected from sources believed to be reliable, and that, although Medirisk believes the data to be accurate, MEDIRISK MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY TYPE CONCERNING THE SYSTEM, ITS CONSTITUENT PARTS OR ANY OTHER PRODUCTS OR SERVICES OFFERED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Notwithstanding the foregoing, Medirisk warrants that, assuming submission of materially complete and materially error-free data to Medirisk by Licensee, the work product prepared by Medirisk hereunder will be materially error-free.

6.0 LIMITATION OF LIABILITIES. In no event shall Medirisk's liability for any direct damages, regardless of the form of action, exceed two and one-half (2.5) times the fee paid by Licensee hereunder for use of the System. Under no circumstances shall Medirisk be liable for incidental, consequential, special or exemplary damages of any kind, or for lost profits arising out of the use or inability to use the System, even if such damages were foreseeable at the time of execution of this Agreement. Notwithstanding the foregoing, there shall be no limitation of liability for damages caused by or arising out of (i) Medirisk's failure to maintain the confidentiality of Licensee's data as set forth in
Section 9.5 hereof, or (ii) the indemnification obligation of Medirisk set forth in Section 2.2 hereof (concerning proprietary rights).



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7.0      PROPRIETARY INFORMATION.

         7.1 THE SYSTEMS. The Systems are proprietary to Medirisk and is provided under license and subscription to healthcare facilities whereby each facility's staff are trained and certified in the use of Clinical Rating Instruments for monitoring patient conditions. Medirisk provides its licensees with Facility Outcomes Reports for use in evaluating program effectiveness and efficiency and comparison of those results to like programs and patient populations. The Systems include the following Instruments (the Comorbid Disease Status Instrument comprising a part of every Instrument; General Rehabilitation Outcomes Instruments; and the functional independence measure instrument comprising a part of the Medical and General Rehabilitation Outcomes Instruments):

                  (A) Medical Outcomes: Consisting of Rehabilitation (functional independence measure, IADL, and Rancho Los Amigos Level of Cognitive Function Instrument Rating), Infection, Nutrition, Pain Treatment, Respiratory Treatment and Wound Treatment Instruments; and

                  (B) General/Customized Rehabilitation Outcomes.

         7.2 MEDIRISK UPDATE AND MODIFICATION. Medirisk expressly retains the right, in its sole discretion, to update or modify any of its proprietary Instruments or the Systems at any time and provide Licensee with written notice of such update or modification. Should Medirisk deem it appropriate, Medirisk will provide Licensee's facility(ies) with appropriate documentation and support material and/or re-certification workshops for all Certified Raters using said Instruments or Systems at no cost to Licensee, if said update or modification occurs during the first eighteen (18) months of the term hereof. In the event that the System as so updated or modified (i) is no longer materially suitable for use by Licensee or (ii) would result in out-of-pocket training and/or re-certification expenses in excess of $100,000.00, then, upon not less than sixty (60) days written notice to Medirisk, Licensee may terminate this Agreement without penalty.

         7.3 MODIFICATION BY LICENSEE. Licensee may not modify, reformat, manipulate, translate, adapt or reverse engineer the Systems or any component or constituent part thereof for any purpose, or rent, sublease, sell, loan, or otherwise transfer all or any of the Systems, except as expressly provided in this Agreement.

8.0 CERTIFICATION PROGRAM GUIDELINES. The Certification Program is designed to ensure that staff employed by Licensee at its Applicable Facilities adequately understand and uniformly apply to the Instruments and rating guidelines so that Licensee's data is internally consistent and Licensee's gathering of data is consistent with the gathering of data by other licensees of Medirisk and thereby eligible for entry into the National Database of Outcomes Data. The Certification Program is controlled and managed solely by Medirisk for the purposes and anticipated results as Medirisk may in its sole discretion deem appropriate. Licensee acknowledges that no authority other than Medirisk, either public or private, mandates or supervises the Certification Program. Licensee agrees to participate in the Certification Program and take all steps required thereby. Licensee may use a different certification system only after it has been submitted to Medirisk in writing, and Medirisk, in its sole discretion, has approved the proposed alternative in writing. Until any alternative is approved by Medirisk and authorized in writing, Licensee agrees to conform to the Certification Program.

         8.1 CANDIDATES FOR THE CERTIFICATION PROGRAM. No person other than a Rater Candidate may become certified to rate patients without the written consent of Medirisk. The term "Rater Candidate" shall refer to any member of Licensee's staff at an Applicable Facility who holds one of the positions designated below for the indicated Applicable Instrument(s):

                  (A) Medical Outcomes Instruments: Registered Nurse ("RN"), Licensed Practical Nurse under direct supervision of an RN ("LPN"), physician or Respiratory Therapist.

                  (B) Functional independence measure, IADL, Rancho Los Amigos Level of Cognitive Function Instrument Rating, and General Rehabilitation Outcomes Instrument:
                           Licensed Physical Therapist ("PT"), Licensed
                           Occupational Therapist ("OTR"), Licensed Therapy Assistant ("TA"), Licensed Speech Pathologist ("SP"), RN, LPN, psychologist or social worker.



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         8.2      MEDIRISK CLINICAL RATER. A Rater Candidate who has passed the
         Certification Program agreed to by the parties with respect to a particular Instrument, is a Certified Clinical Rater as to that Instrument.

         8.3      CERTIFICATION PROGRAM OPERATION.  See Statement of Work.

         8.4 MEDIRISK'S CERTIFICATION STANDARD. To become a Certified Clinical Rater, a Rater Candidate must correctly answer a minimum of eighty (80%) percent of all questions comprising Medirisk's certification test. A Rater Candidate must be separately tested for each Instrument selected by Licensee in Schedule 1.

9.0      DATA SUBMISSION.

         9.1 DATA SUBMISSION SCHEDULE. Licensee shall submit data to Medirisk within ten (10) days after the end of the monthly data-gathering period. Licensee recognizes that failure to provide data in a timely manner will interfere with Medirisk's ability to provide Licensee with timely reports and will neither interrupt Medirisk's invoicing cycle or Licensee's corresponding payment obligations, nor extend the term of this Agreement. Further data submission requirements are set forth in the Statement of Work.

         9.2 DATA SUBMISSION VEHICLE. All data submission will in the HCIS (or successor software system) format (see Statement of Work).

         9.3 DATA SUBMISSION FORMAT. Licensee shall ensure that all data fields are complete for each patient rating and submission. Licensee acknowledges that incomplete or inaccurate data may skew reports. If Medirisk's data error process indicates that data is incomplete or inaccurate, Licensee may be requested to provide additional data; failure of Licensee to timely submit such data may result in a delay in the production of applicable reports, which delay shall not be actionable by Licensee. In order to facilitate data submission, Licensee agrees to assign a staff member at each facility to the role of Data Collection Coordinator with respect to Medirisk. This staff member shall have primary responsibility for, and primary contact with Medirisk regarding, data submission. Licensee agrees to provide the name, telephone, and fax numbers of each such person to Medirisk via each completed Facility Enrollment Form. Licensee agrees to reassign this responsibility to another staff member, when appropriate, and to use good faith efforts to promptly inform Medirisk of each such change. Medirisk shall likewise identify to each Data Collection Coordinator his or her primary contact at Medirisk, along with such person's telephone and fax numbers.

         9.4 DATA INTEGRITY. Licensee shall ensure, and hereby warrants, that:

                  (A) facility patients will be asked to complete questionnaires and all data collected by Licensee will be collected by Certified Raters in accordance with the written protocol set forth in the Training Manual;

                  (B) data will be collected on all patients who are in a treatment program pertinent to each Applicable Instrument for each Applicable Facility;

                  (C) no data will be intentionally falsified or distorted for any reason; and

                  (D) Certified Raters will enter their own identification number for each patient rating and data will be accepted only if taken by Certified Raters.

         9.5 DATA CONFIDENTIALITY; PERMITTED DISCLOSURES AND USE OF DATA. Medirisk shall maintain a copy of all data collected from the Applicable Facilities, unless otherwise requested in writing by Licensee, and shall maintain the confidentiality of such data. Such data shall include, without limitation, information obtained by Medirisk as a result of the follow-up telephone surveys with patients which may be conducted by Medirisk as discussed in the Statement of Work, or similar inquiries performed by Medirisk. All data collected from the Applicable Facilities, as well as the results set forth in any report prepared by Medirisk for Licensee using such data, shall be and remain the confidential property of Licensee. Notwithstanding the foregoing, Licensee agrees that any data which it submits to Medirisk, or which



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         Medirisk otherwise obtains from or on behalf of Licensee, may be entered into the National Database of Outcomes Data, at Medirisk's discretion, and that Medirisk may use and/or otherwise provide data to third parties from the National Database of Outcomes Data, at Medirisk's discretion; provided, however, that Medirisk may only disclose such data to third parties in a fashion that does not reveal the identity of the individual patient or facility which provided such data, except to research organizations or consultants pursuant to a data utilization confidentiality or similar agreement to which Medirisk and any such research organization or consultant are parties, and in such case the name of the patient and facility will either be omitted or encrypted. Pursuant to the terms of such data utilization confidentiality agreement, such research organizations and consultants will generally be prohibited from further disclosing the identities of individual facilities and patients, subject to such exceptions permitting limited disclosure as Medirisk in its reasonable discretion may negotiate with such research organizations or consultants. Licensee will request a release from each patient for such actions, including an acknowledgment and consent by the patient that he or she may be the subject of a follow-up telephone survey(s), and that he or she will cooperate in providing the requested information; provided, however, that nothing in this Agreement or otherwise shall require a patient to so consent nor shall the failure of one or more patients to so consent be deemed a default by Licensee hereunder. A form of suggested language to incorporate into such a release is attached hereto as Schedule 3; provided, however, that Medirisk's provision of this language to Licensee is and shall be expressly subject to the disclaimer set forth in said Schedule. Licensee shall indemnify, defend and hold Medirisk harmless from and against any third party claim, demand, suit or actions brought at any time with regard to Medirisk's use of such data in accordance with the terms and provisions of this Agreement. Medirisk shall indemnify, defend and hold Licensee harmless from and against any third party claim, demand, suit or actions brought at any time with regard to Medirisk's use of such data which is not in accordance with the terms and provisions of this Agreement. Medirisk's and Licensee's indemnification and defense obligation as herein set forth shall survive and remain respectively binding upon them after the termination of this Agreement for any reason.

10.0 OUTCOMES REPORTS. Medirisk shall provide reports as set forth in the Statement of Work.

11.0 SUPPORT AND CONSULTATION. Medirisk shall provide Licensee with support and consultation as set forth in the Statement of Work.

12.0     JCAHO.

         12.1 SELECTED PERFORMANCE MEASURES. Licensee shall complete a Performance Measure Designation for each Applicable Facility and submit it to Medirisk and shall therein designate the two (2) Measures indicated therein as the initial clinical performance measures for JCAHO accreditation of such Applicable Facility (the "Selected Measures"). Licensee acknowledges that the number of Selected Measures and the percentage of patients that they represent will need to increase each calendar year over the term of the Agreement for JCAHO accreditation to be maintained. Accordingly, future additional designations of Selected Measures will be made by Licensee as required for JCAHO accreditation purposes and will be communicated to Medirisk in a timely fashion in a written format reasonably acceptable to Medirisk.

         12.2. SUBMISSION OF DATA TO JCAHO. Licensee hereby designates Medirisk as its agent to submit performance measurement data to JCAHO on behalf of the Applicable Facilities with respect to the Selected Measures. Medirisk will comply with all JCAHO "ORYX" criteria to transmit performance measurement data to JCAHO on behalf of the Applicable Facilities on a calendar-quarterly basis. Such timely submission to JCAHO is dependent upon each Applicable Facility submitting its data to Medirisk on a calendar-monthly basis not later than the tenth (10th) day of the following month. The initial period for which data will be transmitted to JCAHO by Medirisk shall be the third quarter of 1998, and such transmission will occur during the first quarter of 1999.

         12.3     FEE. [Intentionally Omitted.]

         12.4 CONFIDENTIALITY. Licensee agrees that any restrictions on disclosure of patient information by Medirisk set forth in this Agreement or otherwise shall not be applicable to submission of the subject data to JCAHO by Medirisk.

         12.5 LICENSEE RESPONSIBILITIES AND LIMITATION OF LIABILITY. Licensee acknowledges that Licensee's seeking and obtaining JCAHO accreditation of the Applicable Facilities is a matter solely between Licensee and JCAHO. In such regard Licensee is solely responsible for obtaining and supplying clinical performance measurement data directly to the JCAHO-approved vendor it selects, with such vendor to then transmit such data to JCAHO in accordance with instructions received from Licensee. Licensee is solely responsible for informing JCAHO in a timely fashion of its selection of both its vendor of choice and the clinical performance measures selected. Medirisk is acting only as an agent of Licensee in receiving such data directly from Licensee and then submitting such data to JCAHO on behalf of, and as selected and directed by, Licensee. Absent appropriate instructions from Licensee Medirisk will neither submit data to JCAHO nor have any obligation to do so. Timely submission of subject data by Medirisk to JCAHO is dependent upon each Applicable Facility submitting its complete error-free data to Medirisk in a timely fashion and in an appropriate format, and Medirisk shall have no liability to Licensee or any other party for any delay or failure in submissions to JCAHO resulting from an Applicable Facility not supplying its data to Medirisk as and when required. Licensee shall indemnify, defend and hold Medirisk harmless from any and all liability resulting from Medirisk's submission of data to JCAHO as directed by Licensee in accordance with this Agreement, including without limitation any and all liability resulting from or arising out of any claim that such submission of data violated the privacy rights of any patient of Licensee.

13.0 DEFAULT. Either party has the right to terminate this Agreement, without penalty to the terminating party, if the other party is in default hereunder as hereinafter set forth. Upon the happening of any default, as described in provisions (i) through (iv) hereof, the nondefaulting party shall have all rights and remedies available to it at law and in equity, in addition to the right to terminate this Agreement under this Section 13.0. In the event of any termination of this Agreement because of a default by a party hereto, Licensee shall return the Training Manuals, unused optical scan sheets and all copies thereof to Medirisk within ten (10) days after receipt of written request from Medirisk. The respective parties shall be in default under this Agreement if any of the following occurs:

         (I) Licensee shall fail to pay when due all or any portion of any amount due hereunder, and such amount shall be and remain unpaid for ten (10) days following written notice of such nonpayment by Medirisk to Licensee;

         (II) A party shall materially breach or violate any of the other terms or conditions of this Agreement and the same shall continue thirty (30) days after the other party gives the defaulting party written notice thereof; provided, however, that if the defaulting party has been unable to cure such default or violation within such thirty
         (30) day period after diligent attempts to do so, such period shall be extended while such efforts continue and until such cure is effected.

         (III) A party shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of itself or all of or a substantial part of its property,
         (ii) fail, or admit in writing its failure or inability, or be generally unable to pay its debts as such become due, (iii) make a general assessment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code or any similar federal or state law, or (v) take any corporate action for the purpose of effecting any of the foregoing; or

         (IV) a proceeding or case shall be commenced, without the application or consent of the party hereto that is the respondent in such proceeding or case, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts of such party, (ii) the appointment of a trustee, receiver, custodian, liquidator, or the like for such party, of all or any substantial part of its assets, (iii) similar relief with respect to such party under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect, for a period of thirty (30) days from the commencement of such proceeding or case, or any order for relief against such party shall be entered at any time in an involuntary case under the Federal Bankruptcy Code.

14.0     GENERAL.

         14.1 REFERENCES. Titles and paragraph headings herein are for reference purposes only. This Agreement contains the entire agreement of both parties hereto, and supersedes any and all previous oral and written communications and agreements with respect to the subject matter hereof. This Agreement shall not be modified or amended without the written consent of both parties hereto. In the event of any conflict between the terms and conditions of this Agreement and any purchase order or other writing of Licensee, the terms of this Agreement shall control, unless the terms and conditions in such purchase order or other writing are expressly and specifically agreed to in writing by an officer of Medirisk. Notwithstanding the foregoing, in the event of a conflict between the terms of the other portions of this Agreement and the Statement of Work, the terms of the Statement of Work shall control.

         14.2 WAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof and no waiver shall be effective unless made in writing. In the event that any provisions of this Agreement shall be held invalid or otherwise unenforceable, such provision shall be severed and the remaining provisions of this Agreement shall continue in full force.

         14.3 NOTICE. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by either party to the other party pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier so long as a receipt or confirmation of delivery is obtained), sent by Federal Express or other recognized overnight delivery service, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile transmission (followed by delivery of the original of such document), addressed as set forth below. Either party hereto may designate by notice, in the manner herein above provided, a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or the answer back (or, with respect to a facsimile transmission, the report generated by the transmitting facsimile machine confirming successful transmission of the facsimile) being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         14.4 FORCE MAJEURE. If either party is unable to perform any of its obligations hereunder, or is unable to enjoy a benefit hereunder (including without limitation loss of or failure to provide the product(s) and/or service(s)), due to any event beyond the reasonable control of such party, including without limitation weather and all other Acts of God, war, fire, heat, cold, explosion, flood, power or telephone failures, acts or omissions of any government or agency thereof, compliance with requirements, rules, regulations or orders of any governmental authority or instrumentality thereof, labor difficulty, supplier failure or delay, civil disorder, or breakdown or malfunction of machinery, transportation facilities or other equipment of any nature, then such party's performance shall be excused for the pendency of such event, but such party shall in good faith use its best efforts to limit the duration of any such delay.

         14.5 GOVERNING LAW. This Agreement is entered into in, and shall be governed by and construed under, the laws of the State of Georgia.

         14.6 ATTORNEYS' FEES. If any sums due and owing under this Agreement are collected by or with the assistance of legal counsel, or if a party brings suit of any type against the other party and prevails in such action, then the losing party shall be liable to the prevailing party, and shall promptly remit to the prevailing party upon demand, all of the prevailing party's costs and expenses incurred with respect thereto, including without limitation court costs and reasonable attorneys' fees.

         14.7 INDEPENDENT CONTRACTOR. The relationship between the parties established in this Agreement shall be solely that of independent contractors and does not designate either party as the agent, legal representative, partner or joint venturer of the other party for any purpose whatsoever. Neither party is granted any right to create any obligation or responsibility or make representations, express or implied, on behalf of or in the name of the other party or to bind the other party in any matter or thing whatsoever.

         14.8 BINDING AGREEMENT. This Agreement shall be binding upon Medirisk and its assigns, and Licensee and its permitted successors and assigns.

         IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the dates indicated.


MEDIRISK OF ILLINOIS, INC.                  HEALTHSOUTH CORPORATION


BY:    /s/ Kenneth M. Goins, Jr.            BY:   /s/ Robert E. Thomson
       -----------------------------              -----------------------------
                 (Signature)                                (Signature)

NAME:  Kenneth M. Goins, Jr.                NAME: Robert E. Thomson
       -----------------------------              -----------------------------

TITLE: Executive Vice President             TITLE:
       -----------------------------              -----------------------------

DATE:             1/20/98                   DATE:            12/31/97
       -----------------------------              -----------------------------


Medirisk of Illinois, Inc.                  HEALTHSOUTH Corporation
c/o Medirisk, Inc.                          One HEALTHSOUTH Parkway
Two Piedmont Center, Suite 400                   Birmingham, Alabama  35243
3565 Piedmont Road
Atlanta, Georgia  30305-1502

Attention:  Contracts Administration        Attention: Ms. Susan Sheedy

Tel:     (404) 364-6700                     Tel:     (205) 970-5549
Fax:     (404) 364-6703                     Fax:     (205) 969-4603


                                            With a copy to:

                                            HEALTHSOUTH Corporation
                                            One HEALTHSOUTH Parkway
                                            Birmingham, Alabama  35243

                                            Attention: Legal Services Department

                                            Tel:     (205) 969-4508
                                            Fax:     (205) 969-4732

                                   SCHEDULE 1

                                  LICENSE FEES




ANNUAL FEE:                                                  $[*] PER PATIENT*


* For up to [*] patients per term-year; in addition, the minimum number of patients per term-year during the term of this Agreement shall be not less than [*], and Licensee shall be responsible for payment to Medirisk with respect to such minimum amount of patients regardless of whether or when such patients are actually submitted to Medirisk.

For patients in excess of [*] per term-year, the Annual Per-Patient Fee shall be as set forth in an amendment to this Agreement to be entered into in the near future.

Payments shall be due and payable quarterly in advance on the first day of each calendar quarter during the term hereof, based upon an annual submission rate of [*] patients. Charges for patients in excess of such amount will be invoiced quarterly in arrears.

A one-time, nonrefundable additional fee of [*] shall be payable for services rendered to date in anticipation of the work to be performed by Medirisk under this Agreement and other agreements to be entered into between the parties in the future. Such fee shall be payable in two (2) equal quarterly installments due 31 March 1998 and 30 June 1998, respectively.

FOR JCAHO-RELATED MATTERS: The foregoing pricing includes reporting on up to [*] Selected Measures per Applicable Facility per quarter for Inpatient Rehabilitation only.

FOR LICENSE OF OTHER MEDIRISK DATA: The foregoing pricing includes a one-year license in and to the MEDIRISKSM Physician Fee Database (six levels).

* Confidential treatment requested.

                                   SCHEDULE 2


                            ADDITIONAL SUPPORT COSTS

Consulting services for special projects or reports not included in this Agreement will be charged at the following hourly rates for the corresponding level of service: provided, however, that such work may only be requested by Susan Sheedy or her successor or designee at Licensee:


                  Level of Service                    Hourly Rate
                  ----------------                    -----------
                  Clerical                              $[*]

                  Programming                           $[*]

                  Professional                          $[*]


Routine in-person consultation will be charged on a per diem (or part thereof) rate of [*], however, in-person consultation by Pam Leiter or other top executives of Medirisk will be charged on a per diem of [*].

*Confidential treatment requested


                               REPORTING SCHEDULE


                              See Statement of Work

                                   SCHEDULE 3


         For purposes of the release to be obtained by Licensee from each of its patients as required by Section 9.5 of the foregoing Agreement, Licensee may choose to incorporate language similar to that set forth below under "Sample Provision" into any release or other document to be signed by the patient as it may determine appropriate and necessary.

DISCLAIMER: LICENSEE ACKNOWLEDGES THAT THE FOLLOWING SAMPLE RELEASE LANGUAGE IS PROVIDED BY MEDIRISK MERELY AS A COURTESY TO LICENSEE AND THAT MEDIRISK DISCLAIMS ANY REPRESENTATION OR WARRANTY AS TO THE EFFECTIVENESS OR SUFFICIENCY OF THIS PARTICULAR LANGUAGE. LICENSEE IS ADVISED TO CONSULT ITS OWN LEGAL COUNSEL TO DETERMINE HOW TO SATISFY ITS RELEASE OBLIGATIONS UNDER THE FOREGOING AGREEMENT. LICENSEE ACKNOWLEDGES AND AGREES THAT THE DECISION TO USE AND INCLUDE ANY RELEASE LANGUAGE IN ANY DOCUMENT PROVIDED BY LICENSEE TO ITS PATIENTS SHALL BE SOLELY UNDER THE CONTROL OF LICENSEE AFTER IT HAS OBTAINED REVIEW AND APPROVAL OF SUCH LANGUAGE AND THE FORM OF ANY RELEASE DOCUMENT FROM ITS LEGAL COUNSEL. THE FORM OF RELEASE SELECTED BY LICENSEE SHALL NOT BE SUBJECT TO REVIEW OR APPROVAL BY MEDIRISK. LICENSEE FURTHER ACKNOWLEDGES THAT THE SAMPLE LANGUAGE SET FORTH BELOW IS INTENDED TO ADDRESS ONLY THE INFORMED CONSENT ISSUES CONCERNING DISCLOSURE TO, AND THE OBTAINING OF FACILITY AND PATIENT INFORMATION BY, MEDIRISK UNDER THIS AGREEMENT, AND IS NOT INTENDED AS AN EXCLUSIVE CONSENT OR RELEASE BY THE PATIENT WITH RESPECT TO ALL ISSUES WHICH MAY BE OF CONCERN TO LICENSEE AND ITS PROVISION OF CARE TO, OR DISCLOSURE OF INFORMATION WITH RESPECT TO, ANY PARTICULAR PATIENT.


                                Sample Provision:

"RELEASE OF INFORMATION TO THIRD-PARTY CONTRACTORS OF [HOSPITAL]; POST-DISCHARGE FOLLOW-UP CONTACTS. [Patient] hereby authorizes [Hospital] to disclose, orally and/or in writing, any and all personal information concerning [Patient] which [Hospital] has or may obtain (including without limitation [Patient]'s name, address, sex, reason for admission, general nature of injuries, general condition, diagnosis, symptoms, treatment plans, outpatient tests, consultations, demographic and functional status) to any third-party contractor (or agent thereof) of [Hospital] which [Hospital] has contracted to provide statistical or similar analysis of any type with respect to [Patient] and/or [Hospital] or any facility(ies) thereof. [Patient] further acknowledges that at some point after [Patient]'s discharge from [Hospital], such contractor or an agent thereof may contact [Patient] by telephone or otherwise for purposes of one or more post-discharge surveys concerning [Patient]'s then-current physical condition and recovery status, and [Patient] hereby authorizes and consents to such contact(s) and agrees, on behalf of [Patient] and his or her representatives, to use his or her best efforts to cooperate in providing any requested information to such contractor's representative. [Patient] also hereby acknowledges that any data which it submits to the contractor, or which the contractor otherwise obtains from or on behalf of [Hospital] concerning [Patient], may be entered into any general database of the contractor, at said contractor's discretion, and that said contractor may use and/or otherwise provide data to third parties from such database, at said contractor's discretion, so long as said contractor only discloses such data to third parties in a fashion that does not expressly reveal the identity of [Patient]; provided, however, that said contractor may reveal the identity of [Patient] to research organizations or consultants subject to pertinent confidentiality restrictions to which the contractor and such other parties are bound. [Patient] acknowledges that such research organizations will generally be prohibited from further disclosing the identity of [Patient], subject to exceptions permitting further limited disclosure as may be permitted by the contractor in the exercise of its reasonable discretion."

                                   EXHIBIT "A"

                            FACILITY ENROLLMENT FORM

       A SEPARATE FORM MUST BE COMPLETED FOR EACH FACILITY TO BE ENROLLED
                 IN THE FORMATIONS(SM) CLINICAL OUTCOMES SYSTEMS


Licensee Name:    HEALTHSOUTH Corporation

Facility Name:
                  ------------------------------------------------

Facility Address:
                  ------------------------------------------------

                  ------------------------------------------------

                  ------------------------------------------------


DATA BASE CATEGORY: LICENSEE MUST DETERMINE HOW EACH FACILITY'S DATA SHOULD BE CATEGORIZED WITHIN THE MEDIRISK DATABASE. PLEASE SELECT ONE AND ONLY ONE (1) OF THE FOLLOWING:

==========================================================================================================================
[ ]  Inpatient: DRG exempt rehabilitation unit in hospital       [ ]  Inpatient: Free-standing rehabilitation hospital
     (If checked, number of beds:  __________)                        (If checked, number of beds:  __________)

--------------------------------------------------------------------------------------------------------------------------
[ ]  Hospital-based subacute unit                                [ ]  Hospital-based skilled nursing unit
     (If checked, number of beds:  __________)                        (If checked, number of beds:  __________)

--------------------------------------------------------------------------------------------------------------------------
[ ]  Skilled nursing facility: Subacute unit                     [ ]  Skilled nursing facility
     (If checked, number of beds:  __________)                        (If checked, number of beds:  __________)

--------------------------------------------------------------------------------------------------------------------------
[ ]  Contract services company: Subacute care                    [ ]  Contract services company: Skilled care
--------------------------------------------------------------------------------------------------------------------------
[ ]  Home care agency                                            [ ]  Outpatient center/hospital-based
--------------------------------------------------------------------------------------------------------------------------
[ ]  Occupational rehabilitation clinic                          [ ]  Outpatient center/nonhospital
--------------------------------------------------------------------------------------------------------------------------
[ ]  Long-Term Acute Care
     (If checked, number of beds:  __________)

==========================================================================================================================

Facility Medicare Provider Number (6-DIGIT NUMERIC ONLY): __ __ __ __ __ __


--------------------------------------------------------------------------------
                    OUTCOMES REPORTING RECIPIENT FOR FACILITY

         Name of Individual:
                            ---------------------------------------------
         Title:
                            ---------------------------------------------

         Mailing Address (if same as Facility's indicate "Same"):

                            ---------------------------------------------

                            ---------------------------------------------

         Phone: (   )                      Fax: (   )
                 ---  -------------              ---  -------------
--------------------------------------------------------------------------------


                                  Page 1 of 2
                            Facility Enrollment Form

--------------------------------------------------------------------------------
                            CERTIFICATION COORDINATOR

         Name of Individual:

         Phone: (   )                        Fax: (   )
                 ---  ------------                 ---  ------------
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                DATA COORDINATOR

         Name of Individual:

         Phone: (   )                        Fax: (   )
                 ---  ------------                 ---  ------------
--------------------------------------------------------------------------------

Anticipated number of discharges per month to be submitted:  _________________

--------------------------------------------------------------------------------
                         DATA ENTRY METHOD (SELECT ONE):


 [ ] Optical Scan Forms  [ ] HCIS(TM) Software  [ ] Other (explain): _________
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             APPLICABLE OUTCOMES INSTRUMENTS TO BE USED AT FACILITY
                            (SELECT ALL THAT APPLY):

                                   Inpatient:

           [ ] Medical (Hospital)             [ ] Medical (Subacute)
                     [ ] Medical (Skilled Nursing Facility)

      (For either of the above, please also indicate which of the following components will be utilized):

            [ ] Rehabilitation    [ ] Nutrition    [ ]Pain Treatment

               [ ] Respiratory Treatment       [ ]Wound Treatment

                                   Outpatient:

                            [ ] Custom Rehabilitation
--------------------------------------------------------------------------------

================================================================================
                             FOR MEDIRISK USE ONLY:

Date of Receipt of Form from Facility:  _____________________, 199__

Facility ID #                           _____________________

Commencement date for data collection:  _____________________, 199__

APPROVED:

                                            Date:
-------------------------------------            ------------------------------
Director of Client Services - Chicago
================================================================================


                                   Page 2 of 2
                            Facility Enrollment Form

                                   EXHIBIT "B"

                         PERFORMANCE MEASURE DESIGNATION

          A SEPARATE FORM MUST BE COMPLETED FOR EACH FACILITY FOR WHICH
                        DATA IS TO BE SUBMITTED TO JCAHO


Licensee Name:    HEALTHSOUTH CORPORATION

Facility Name:
                  -----------------------------------------------
Facility Address:

                  -----------------------------------------------

                  -----------------------------------------------

                  -----------------------------------------------


--------------------------------------------------------------------------------
       APPLICABLE PERFORMANCE MEASURES TO BE USED FOR JCAHO ACCREDITATION

(Please indicate selection by inserting the appropriate JCAHO ID Number from the attached list of Medirisk Performance Measures)*


         -------------------------           ----------------------------

         -------------------------           ----------------------------

         -------------------------           ----------------------------

         -------------------------           ----------------------------

--------------------------------------------------------------------------------


================================================================================
                             FOR MEDIRISK USE ONLY:

Date of Receipt of Form from Facility:  _____________________, 199__

Facility ID #                           _____________________

Commencement date for data submission:  _____________________, 199__

APPROVED:

-------------------------------------
Director of Client Services - Chicago

Date:
      -------------------------------

================================================================================

* Facility may not select a Performance Measure for which it is not currently licensing the corresponding Instrument.


                        Performance Measure Designation
                                  Page 1 of 1

                          MEDIRISK PERFORMANCE MEASURES


MEDICAL OUTCOMES SYSTEM - REHABILITATION


   JCAHO ID    Measure
   --------    -------
     2004      Patients' improvement in communication ability
     2011      Rehabilitation patients' overall change in mobility
     2012      Rehabilitation patients' mobility at discharge
     2019      Rehabilitation patients' overall change in communication
     2020      Rehabilitation patients' communication at discharge
     2029      Rehabilitation patients' overall change in social cognition
     2052      Discharge to community relative to database
     2059      Rehabilitation patients' social cognition at discharge
     2064      Rehabilitation patients' overall change in IADL
     2066      Rehabilitation patients' IADL at discharge
     2087      Patients' change in sphincter control
     2095      Patients' change in mobility independence
     2154      Percent of rehabilitation patients who change in IADL
     2164      Facility change in IADL
     2170      Patients' change in social cognition
     2190      Rehabilitation patients' overall change in self-care
     2192      Rehabilitation patients' self-care at discharge
     2196      Rehabilitation patients' overall change in sphincter control
     2197      Rehabilitation patients' sphincter control at discharge
     2199      Rehabilitation patients' change in social cognition
     2204      Patients who change in self care independence
     2215      Rehabilitation patients' change in sphincter control
     2218      Percent of rehabilitation patients who change in mobility
     2225      Percent of rehabilitation patients who show a change in self care
     2233      Rehabilitation patients' change in communication


                          Medirisk Performance Measures
                                   Page 1 of 2

MEDICAL OUTCOMES SYSTEM - WOUND

   JCAHO ID    Measure
   --------    -------
     2030      Surface area of wounds compared to database
     2032      Change in wound stage compared to database


MEDICAL OUTCOMES SYSTEM - RESPIRATORY

   JCAHO ID    Measure
   --------    -------
     2037      Percent of patients weaned from ventilator
     2041      Percent of patients weaned from oxygen use
     2151      Percent of patients decannulated


MEDICAL OUTCOMES SYSTEM - PAIN

   JCAHO ID    Measure
   --------    -------
     2077      Percent of patients with a decrease in pain interference
     2179      Narcotic use at initiation/discontinuation of treatment

MEDICAL OUTCOMES SYSTEM  - NUTRITION

   JCAHO ID    Measure
   --------    -------
     2832      Nutritional status measure
     2837      Body mass index

GENERAL REHABILITATION - OUTPATIENT

   JCAHO ID    Measure
   --------    -------
     2108      Change in self care independence for outpatients
     2113      Change in sphincter control independence for outpatients
     2117      Change in mobility independence for rehabilitation outpatients
     2118      Change in communication independence for rehabilitation outpatients
     2121      Change in social cognition independence for rehabilitation outpatients
     2123      Change in IADL independence for rehabilitation outpatients
     2135      Change in health status role physical functioning for outpatients
     2141      Change in health status physical functioning for outpatients
     2144      Change in health status pain for outpatients

                          Medirisk Performance Measures
                                   Page 2 of 2

                                 ATTACHMENT "A"

                MEDIRISK-HEALTHSOUTH 1998-2000 STATEMENT OF WORK

         Medirisk of Illinois, Inc. ("Medirisk") will perform the Outcomes-related data analysis and reporting functions for HEALTHSOUTH Corporation ("HEALTHSOUTH") as established below during the term of the new agreement. All such work will be performed utilizing instruments that comprise a part of the Medirisk FORMATIONS(SM) Clinical Outcomes System and will encompass the following service areas: Inpatient Products, Hospital-Based Outpatient Products and Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") compliance. The work to be performed for each of such service areas will be as follows:

1.       INPATIENT PRODUCTS

         A.       Instruments

         The FORMATIONS(SM) Medical Outcomes System Version 2.0 measurement tools will be used, including a descriptor dataset, a comorbid disease dataset, and a rehabilitation dataset (which includes functional independence measures, Rancho Los Amigos Coma Scale and Instrumental Activities of Daily Living ("IADL")). Additional datasets will be used as needed by each facility and will include pain, wound, respiratory, and nutrition instruments.

         Medirisk will receive data from facilities on disk via HCIS. Data on all patients will be submitted on a monthly basis. HEALTHSOUTH will provide such data to Medirisk no later than the tenth (10th) day of the month following the reporting month in question. HEALTHSOUTH will provide HCIS programming.

         B.       Number of Locations/ Volume:

         HEALTHSOUTH currently owns and operates 104 rehabilitation hospitals, 12 of which maintain separate subacute/skilled care unit/facilities. Currently 70 of these hospitals participate in the Medirisk outcomes program. During 1998 thirty-four (34) additional rehabilitation hospitals will be added (including 30 recently acquired CMS facilities). This will occur on or around April 1, 1998. Facilities that are managed by HealthSouth, but not owned by HEALTHSOUTH, will be free to contract with Medirisk independently and will not be covered under the new master agreement.

         Data on all inpatient admissions will be reported by HEALTHSOUTH to Medirisk. Medirisk will report back to HEALTHSOUTH on all patients who can be classified into one or more of the following impairment groups: stroke, orthopedic, head injury, spinal cord, debility, or "others not classified". This number is expected to be approximately [*] discharges in 1998.

         Aggregate reports will be prepared for all patients for which data and a patient ID number is submitted along with a valid impairment code falling within the impairment codes of stroke, orthopedic, head injury, spinal cord, debility, and "others not classified". Medirisk will make substantial efforts to insure that data received is complete and properly transmitted.

         C.       Facility Reports

         Each of the facilities will receive a quarterly Facility Report. These reports will be shipped to each respective facility by the fifteenth (15) calendar day of the second month following the end of the reporting quarter. The Facility Report for the fourth quarter of each calendar year will be modified to replace the current year-end report provided to HEALTHSOUTH facilities. This report will be a cumulative report for the entire year and will be shipped to each respective facility by February 15th of each calendar year.

         Facilities will receive one bound black and white copy and one unbound copy containing color graphs for each of the quarterly reports and the year end report.


* Confidential treatment requested

                                Statement of Work
                                   Page 1 of 9

         Reports for facilities added to the Medirisk outcomes system during 1998 will be prepared and distributed by July 15, 1998, and will include discharges for the first quarter of 1998. Thereafter these facilities will follow the same distribution schedule as for other facilities.

         D.       Corporate Reports

         HEALTHSOUTH corporate office will receive 4 copies of a quarterly report which summarizes in aggregate form the data for all reported facilities for such quarter. These reports will be shipped to the Quality Standards department by the fifteenth (15) calendar day of the second month following the end of the reporting quarter in question. The Corporate Report for the fourth quarter of each calendar year will be modified to replace the current Corporate year-end report provided to HEALTHSOUTH corporate. This report will be a cumulative report for the entire year and will be shipped to each respective facility by February 15th of each calendar year. These reports will also be provided to HEALTHSOUTH corporate in electronic format in a format mutually agreed to by both parties.

         Medirisk will also continue to provide to HEALTHSOUTH corporate a quarterly Corporate Trend Report that reflects only functional independence measure data. This report will continue to represent all diagnostic and impairment groups consistent with previously supplied reports in order to provide consistent data over time. These reports will be shipped to the Quality Standards department by the fifteenth (15) calendar day of the second month following the end of the reporting quarter in question. This report will also be provided to HEALTHSOUTH corporate in electronic format in a format mutually agreed to by both parties.

         Medirisk will continue to provide a quarterly Corporate Ranking Report which will be redesigned by the end of the first quarter of 1998 to incorporate a more equitable ranking methodology. The format of this report will be proposed by Medirisk and mutually agreed upon by Medirisk and HEALTHSOUTH. This report will also be provided to HEALTHSOUTH corporate in electronic format in a format mutually agreed to by both parties.

         All corporate reports, including the previously mentioned Corporate Trend Reports, will include data on the following impairment groups: stroke, orthopedic, head injury, spinal cord, debility, and "others not classified", though data from other impairment groups will have been sent to Medirisk.

         E.       Follow-Up Phone Interviews

         Medirisk will perform follow-up phone interviews within a window of 80 to 100 days from the date of patient discharge on a representative sample of patients discharged from a HEALTHSOUTH facility in one of the following impairment groups: stroke, orthopedic, head injury, spinal cord, and debility. Medirisk will complete interviews with [*] per cent ([*]%) of patients from the following impairment groups: stroke, orthopedic, head injury, spinal cord, and debility, which is expected to result in the completion of approximately [*] calls completed within each calendar year. Patients interviewed will come from the subset of patients who have clean data submitted. In no case is the number of patients to be interviewed to exceed [*] per calendar year without the express written consent of HEALTHSOUTH Corporation.

         F.       Follow-Up Reports

         With respect to the follow-up phone interviews Medirisk will provide the following reports for each facility on a quarterly basis: an aggregate follow-up report, a patient comments report, and a call completion report. A monthly status report will also be provided to each facility by the 10th calendar day of the end of each month. A "Red Flag" notification will be immediately communicated to the affected facility in the event that former facility patients indicate that they are experiencing an emergency situation. Medirisk will provide to HEALTHSOUTH corporate a quarterly call completion report that lists basic summary information concerning call completion such as number of calls completed per facility, the number of calls per impairment group, and any other additional useful information mutually agreed upon by Medirisk and HEALTHSOUTH. Medirisk will develop and provide to HEALTHSOUTH Corporate a trend report displaying the percentage of patients who have maintained their functional gains.


* Confidential treatment requested


                                Statement of Work
                                   Page 2 of 9

         G.       Training

         Two videos will be recorded for the purpose of training HEALTHSOUTH staff on the use of the FORMATIONS Medical Outcomes System Version 2 measurement tools. HEALTHSOUTH will assume responsibility for payment for the production of the videos. Medirisk will provide the staff to write the script for the videos and will provide a trainer to narrate these videos.

         The current functional independence measure /IADL video will be updated by the close of business, December 31, 1997, to reflect the changes in the IADL instrument contained within Medical Outcomes System Version 2. HEALTHSOUTH will mail copies of the video to its facilities for the purposes of verification and training in the functional independence measure/IADL instruments for new facilities simultaneously for all facilities by April 1, 1998. By April 1, 1998, a new video, which will include training on the pain, wound, respiratory, and nutrition instruments will also be developed by Medirisk and mailed by HEALTHSOUTH to all facilities who choose to use these optional instruments. HEALTHSOUTH will send videos trainings, on an as-needed basis, to assure that new staff are properly certified. Medirisk will provide all existing HEALTHSOUTH facilities with updated training manuals.

         All HEALTHSOUTH clinicians currently certified in the FORMATIONS Medical Outcomes System Version 1 rehabilitation instruments will be required to update their certification by viewing the new video(s) and by signing a form to indicate their understanding of the changes. This shall be completed by end of business on March 31, 1998. This signed form will be returned to Medirisk who will assign a new certification ID number to each clinician. This will serve to update current certification status.

         Training manuals will be made available by Medirisk to each clinician prior to viewing the training videos and taking the certification test for the FORMATIONS Medical Outcomes System Version 2 rehabilitation instrument. Clinicians will only receive training and testing for those instruments pertinent to the performance of their job duties, selection of which will be the responsibility of HEALTHSOUTH. Upon successful completion of the test each clinician will receive a certificate from Medirisk.

         Each certified clinician shall be entered into the Medirisk Rater Database. Upon receipt and processing of patient data the processing program provided by Medirisk shall determine whether or not the data contains an ID number representing a certified clinician. Data containing ratings from non-certified clinicians will not be processed, however, data containing multiple ratings from both certified clinicians and non-certified clinicians will be included in the report. Medirisk will produce a list of non-certified clinicians for HEALTHSOUTH by the end of the third quarter of 1998 and return such information to each affected facility along with training manuals and certification tests sufficient to certify any and all non-certified clinicians. Medirisk representatives will work with clinicians to obtain proper certification.

         Medirisk will provide one "Guide for Interpreting Your Report" for each HEALTHSOUTH facility no later than April 30, 1998, to accompany the first FORMATIONS Medical Outcomes System Version 2 report.

         The final agreed-upon pricing will include the provision of up to a maximum of 15,000 "Training Manuals", 15,000 certificates, and 104 "Guides to Interpreting Your Report" over the three year contract period, provided however that such amount may be re-negotiated upward upon the mutual consent of both parties to this agreement.

         H.       Process Analysis

         Medirisk will not perform a process analysis prior to implementation of FORMATIONS Medical Outcomes System Version 2.0.

         I.       Roll Out Activities

         Medirisk will provide a detailed implementation package for each of the thirty-four (34) new HEALTHSOUTH rehabilitation hospitals to be added during 1998. This package, in loose-leaf notebook form will include, at a minimum: an overview of Medirisk and Medirisk products, copies of new sample reports, schedules for data collection and data reporting, and sufficient training information. A copy will also be provided to all existing facilities. Medirisk will make at minimum two calls to each new HEALTHSOUTH rehabilitation hospital:


                                Statement of Work
                                   Page 3 of 9
once to verify receipt of the loose-leaf notebook materials; once to answer questions that facility representatives may have after they have viewed the training video.

         J.       Other Items

         Medirisk will meet with HEALTHSOUTH (either at corporate headquarters in Birmingham, Alabama and/or at one or more facilities to be designated by HEALTHSOUTH) on an as-needed basis a maximum of 4 times per year at no additional fee to HEALTHSOUTH. Visits not utilized on behalf of inpatient rehabilitation hospitals will not expire; rather they will accrue to the benefit of other HEALTHSOUTH divisions as needed to a maximum of the total number of visits provided for with the contract.


                                Statement of Work
                                   Page 4 of 9

2.       HOSPITAL-BASED OUTPATIENT PRODUCTS

         A.       Instruments

         Medirisk will design a custom General Rehabilitation instrument to be used exclusively by HEALTHSOUTH outpatient clinics that includes the Formations Descriptor Dataset and a custom rehabilitation dataset incorporating all of the items from the current functional independence measure and IADL instruments. For functional independence measure items a new field of "not applicable" will be added to each instrument. A custom patient survey focusing on high level mobility skills will also be designed by Medirisk. The patient survey will be completed by patients who are capable of completing it independently or otherwise completed by clinicians at the beginning and end of each patient's treatment.

         This custom General Rehabilitation instrument will be available for HEALTHSOUTH outpatient clinics on or before April 1, 1998.

         Medirisk will custom design the patient questionnaire portion of these instruments for the exclusive use of HEALTHSOUTH and will not make it available in its entirety for use by any other Medirisk clients. Thus comprehensive instrument benchmarking outside of HEALTHSOUTH will not be available except for variables used in common with the Medirisk tool.

         Medirisk reserves the right to make modification to the instrument after the first quarter of data is received and analyzed.

         All data collection will be done on HCIS, with all programming provided by HEALTHSOUTH

         Data collection will begin no later than April 1, 1998. Data on all patients will be collected by HEALTHSOUTH and submitted to Medirisk not later than the 10th calendar day of the month following the reporting month in question.

         B.       Number of Locations/Volume

         HEALTHSOUTH owns and operates ninety-nine (99) rehabilitation hospital-based outpatient clinics with a total volume of approximately [*] patients annually. Data collection for this group of clinics will begin on April 1, 1998.

         Data on all patients will be reported to and collected by Medirisk. Medirisk will prepare reports on those patients belonging to the following impairment groups: stroke, spinal cord injury, orthopedic, head injury, debility and "others not classified". This number is expected to be approximately [*]% of the total volume, approximately [*] patients.

         C.       Clinic Reports

         The patient questionnaire portion of the Clinic Report will be customized for HEALTHSOUTH and no other Medirisk client will receive this report. The custom report will include, at a minimum, the following items: an executive summary, tables, and graphs.

         Each of these 99 rehabilitation hospital-based outpatient clinics will receive a quarterly Clinic Report. The deadlines for the production of these reports will begin at the end of the second quarter of 1998. These reports will be shipped to each respective facility by the fifteenth (15) calendar day of the second month following the end of the reporting quarter in question. The Facility Report for the fourth quarter of each calendar year will be a cumulative report for the entire year and will be shipped to each respective facility by February 15th of each calendar year. These reports will also be provided to HEALTHSOUTH corporate in electronic format in a format mutually agreed to by both parties.

         Clinics will receive one bound black and white copy and one unbound copy containing color graphs for each of the quarterly reports and the year end report.

         Aggregate reports will be prepared for all patients for which data and a patient ID number is submitted along with a valid impairment code falling within the impairment codes of stroke, orthopedic, spinal cord injury, head injury, debility, and "others not classified". Patients will be counted for billing purposes by Medirisk whether

* Confidential treatment requested


                                Statement of Work
                                   Page 5 of 9
or not the data that is sent is complete. Medirisk will make substantial efforts to insure that data received is complete and properly transmitted.

         D.       Corporate Reports

         Medirisk will publish a HEALTHSOUTH General Rehabilitation Corporate Report which will be shipped to HEALTHSOUTH corporate by the fifteenth (15) calendar day of the second month following the end of the reporting quarter in question. The initial report will be for the second quarter of 1998. The Corporate Report for the fourth quarter of each calendar year will be a cumulative report for the entire year and will be shipped to HEALTHSOUTH corporate by February 15th of each calendar year. The patient questionnaire portion of the report will have not external benchmarks.

         Medirisk will also publish a quarterly Corporate Ranking Report which will be shipped to HEALTHSOUTH corporate by the fifteenth (15) calendar day of the second month following the end of the reporting quarter in question. The initial report will be for the second quarter of 1998.

         These corporate reports will contain information for patients falling within the impairment codes of stroke, orthopedic, spinal cord injury, head injury, debility, and "others not classified".

         E.       Training

         A satellite video telecast will be broadcast for the purpose of training HEALTHSOUTH staff on the use of the HEALTHSOUTH General Rehabilitation Instrument. HEALTHSOUTH will assume responsibility for payment for the production of the telecast and the broadcasts of these satellite training. Medirisk will provide the staff to write the script for the telecast and will provide a trainer to narrate the telecast. For those HEALTHSOUTH facilities without satellite receiving capabilities a video tape copy of the satellite broadcast will be made available to them by HEALTHSOUTH corporate. HEALTHSOUTH will continue to broadcast trainings, on an as-needed basis, to assure that new staff are properly certified. The initial broadcast will take place in March 1998.

          Training manuals and certification tests will be made available by Medirisk to each clinician prior to viewing the training videos. Upon successful completion of the test each clinician will receive a certificate from Medirisk.

         Each certified clinician shall be entered into the Medirisk Rater Database. Upon receipt and processing of patient data the processing program provided by Medirisk shall determine whether or not the data contains an ID number representing a certified clinician. Data containing ratings from non-certified clinicians will not be processed, however, data containing multiple ratings from both certified clinicians and non-certified clinicians will be included in the report. Medirisk will produce a list of non-certified clinicians for HEALTHSOUTH by the end of the third quarter of 1998 and return such information to each affected clinic along with training manuals and certification tests sufficient to certify any and all non-certified clinicians. Medirisk representatives will work with clinicians to obtain proper certification.

         Medirisk will provide one "Guide for Interpreting Your Report" for each HEALTHSOUTH clinic no later than July 31, 1998, to accompany the first report.

         The final agreed-upon pricing will include the provision of up to a maximum of 204 "Training Manuals", 510 tests, 510 certificates, and 99 "Guides to Interpreting Your Report" over the three year contract period, provided however that such amount may be re-negotiated upward upon the mutual consent of both parties to this agreement.

         F.       Process Analysis

         Medirisk will perform a Process Analysis for HEALTHSOUTH which will include feedback from HEALTHSOUTH staff who are using the instruments, and summarization of the findings. As part of the process analysis a Medirisk representative will visit three (3) HEALTHSOUTH hospital-based outpatient clinics, the location and time of which will be determined jointly upon consultation with representative of HEALTHSOUTH. Visits not utilized on behalf of inpatient rehabilitation hospitals outpatient clinics will not expire; rather they will accrue to the benefit of other HEALTHSOUTH divisions as needed to a maximum of the total number of visits provided for with the contract.


                                Statement of Work
                                   Page 6 of 9

         G.       Roll Out Activities

         Medirisk will provide a detailed implementation package for each of the ninety-nine (99) clinics. This package, in loose-leaf notebook form will include, at a minimum: an overview of Medirisk and Medirisk products, copies of new sample reports, schedules for data collection and data reporting, and sufficient training information. Medirisk will make at minimum two calls to each new HEALTHSOUTH rehabilitation hospital: once to verify receipt of the loose-leaf notebook materials; once to answer questions that facility representatives may have after they have viewed the training video.

         H.       Other Items

         Medirisk will meet with HEALTHSOUTH (either at corporate headquarters in Birmingham, Alabama and/or at one or more facilities to be designated by HEALTHSOUTH) on an as-needed basis a maximum of 2 times per year at no additional fee to HEALTHSOUTH. Visits not utilized on behalf of inpatient rehabilitation hospitals outpatient clinics will not expire; rather they will accrue to the benefit of other HEALTHSOUTH divisions as needed to a maximum of the total number of visits provided for with the contract.


                                Statement of Work
                                   Page 7 of 9

3.       JCAHO COMPLIANCE

         Medirisk will send performance measure data to JCAHO on behalf of HEALTHSOUTH's impatient rehabilitation facilities in order that HEALTHSOUTH may comply with JCAHO's "ORYX" criteria. Medirisk will comply with any and all deadlines established by JCAHO. Medirisk will also seek to apprise HEALTHSOUTH of any information received from or pertaining to JCAHO which Medirisk reasonably determines should be provided to HEALTHSOUTH.

         Upon request, Medirisk will assist each facility in the selection of an appropriate compliance measure for each year of the new agreement. These may come from the list of approved measures supplied by Medirisk or the HEALTHSOUTH patient satisfaction vendor, National Research Corporation. Both the number of measures supplied and the percent of patients they represent may increase over the term of this agreement.

         Medirisk will compile monthly data points for each of HEALTHSOUTH's accredited programs that choose to use Medirisk's outcomes measures and transmit this data to JCAHO on a quarterly basis, subject to all requirements established by JCAHO for compliance. Medirisk further agrees to hold HEALTHSOUTH harmless in the event of non-compliance with JCAHO requirements that results from the non-performance of Medirisk with the requirements of this agreement.

         Data submissions are expected to begin in the first quarter of 1999 and will represent the third quarter of 1998, subject to requirements established by JCAHO.

         It is anticipated that JCAHO will charge a set fee for each measure that is transmitted by Medirisk to JCAHO on behalf of HEALTHSOUTH. For the purposes of pricing Medirisk assumes that each of HEALTHSOUTH's inpatient rehabilitation hospitals will select one measure and will charge accordingly up to a limit of 137 measures.

         Medirisk will send each participating HEALTHSOUTH -accredited program a JCAHO report at a minimum five business days prior to transmittal of the report to JCAHO.

         Medirisk agrees to keep performance measures up to date. At the time of submission of this proposal of Statement of Work, Medirisk has obtained approval from JCAHO for a total of eighty-seven (87) measures. During the term of this agreement Medirisk, on behalf of HEALTHSOUTH, agrees to submit to JCAHO for approval a total of up to [*] new measures annually.

         No corporate reporting of JCAHO reports is anticipated.

         Medirisk will implement this process and procedure for HEALTHSOUTH inpatient rehabilitation hospitals during 1998. A separate quote will be provided for additional reports or other programs covered under new JCAHO regulations on an as-needed basis.

*Confidential treatment requested

                                Statement of Work
                                   Page 8 of 9

5.       GENERAL

         All of the foregoing anticipated report shipping dates assume the timely provision of data to Medirisk by HEALTHSOUTH and are not guaranteed in the event of delay in timely receipt of complete and accurate data by Medirisk, provided that such delay are found to be caused by HEALTHSOUTH and not by Medirisk.

         After January 1, 1998, any substantial modifications required to be made to Medirisk products at the specific request of HEALTHSOUTH will be paid for by HEALTHSOUTH subject to the approval of a cost estimate for such change by HEALTHSOUTH and prior to the implementation of such changes. Medirisk will only market such revised products to others with the expressed written consent of HEALTHSOUTH. Medirisk will include preferential hourly labor rates in the preparation of such cost estimates.

         Freestanding orthopedic outpatient clinics are not included in this Statement of Work and will be negotiated in a separate contract if so desired.


                                Statement of Work
                                   Page 9 of 9